April 25, 2024

Shai N. Gozani, M.D., PhD
Employment Agreement – December 30, 2020
Addendum – Other Terms

On behalf of the Board of Directors of NeuroMetrix, Inc., the Compensation Committee of the Board confirms the following modification to the terms of your employment:

“Other Terms – This agreement is extended for an additional term of one (1) year beyond the initial term of three (3) years commencing on January 1, 2021, and ending on December 31, 2023.”

Other terms of your employment agreement dated December 30, 2020 and subsequent addendums are unchanged.

Please acknowledge your acceptance of this Addendum by signing below.

Sincerely,

NeuroMetrix, Inc.

By:     /s/ David VanAvermaete__________________
    David VanAvermaete
Compensation Committee, Board of Directors

/s/ David Goodman, M.D., MSE____________
David Goodman, M.D., MSE,
Compensation Committee, Board of Directors

Accepted:    /s/ Shai N. Gozani, MD., Ph.D._____________
        Shai N. Gozani, M.D., Ph.D.                     Date: April 25, 2024

4 B Gill Street, Woburn, MA 01801 / neurometrix.com / O 781.890.9989